Earnings News
Investor Relations Department Phone: 1-646-290-6400 TTC Group

FOR IMMEDIATE RELEASE

AROTECH CORPORATION REPORTS RESULTS
FOR THE THIRD QUARTER AND FIRST NINE MONTHS, 2010
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Year-to-date revenues exceed $56 million, up 5% over 2009; net loss slashed by almost 75%

Ann Arbor, Michigan, November 9, 2010 – Arotech Corporation (NasdaqGM: ARTX), a provider of quality defense and security products for the military, law enforcement and homeland security markets, today reported results for the quarter and nine months ended September 30, 2010.

First Nine Months Results

Revenues for the first nine months of 2010 reached $56.4 million, compared to $53.7 million for the corresponding period last year, an increase of 5.1% over the same period last year.

Gross profit for the first nine months of 2010 was $15.5 million, or 27.6% of revenues, compared to $14.4 million, or 26.8% of revenues, for the corresponding period last year, a 0.8 point increase in the gross margin percentage.

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) for the first nine months of 2010 was $2.1 million, compared to $2.4 million for the corresponding period last year. Arotech believes that information concerning EBITDA enhances overall understanding of its current financial performance. Arotech computes EBITDA, which is a non-GAAP financial measure, as reflected in the table below.

The net loss for the third quarter was $(656,000), or $(0.05) per share, versus $(2.6) million, or $(0.18) per share, for the corresponding period last year.

Third Quarter Results

Revenues for the third quarter reached $16.4 million, compared to $17.5 million for the corresponding period in 2009, a decrease of 6.8% over the same period last year.

Gross profit for the quarter was $4.1 million, or 25.1% of revenues, compared to $4.8 million, or 27.6% of revenues, for the corresponding period last year, a 2.5 point decrease in the gross margin percentage.

Earnings (Loss) Before Interest, Taxes, Depreciation and Amortization (EBITDA) for the quarter was $(219,000), compared to $604,000 for the corresponding period of 2009. Arotech believes that information concerning EBITDA enhances overall understanding of its current financial performance. Arotech computes EBITDA, which is a non-GAAP financial measure, as reflected in the table below.

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The net loss for the third quarter was $(1.1) million, or $(0.08) per share, versus $(1.2) million, or $(0.09) per share, for the corresponding period last year.

“We are pleased that year-to-date revenues continue to be ahead of last year,” noted Arotech Chairman and CEO Robert Ehrlich. “We had anticipated in our second-quarter release that the third quarter might be slightly behind last year’s third quarter, due to the Company’s stellar first-half performance,” continued Ehrlich. “We are nevertheless still well ahead of 2009 in our nine-month results, and we remain optimistic that the full-year results for 2010 could exceed those of 2009,” concluded Ehrlich.

Backlog

Backlog of orders totaled approximately $42.2 million as of September 30, 2010, as compared to $52.4 million at September 30, 2009 and $40.4 million as of June 30, 2010.

Cash Position at Quarter End

As of September 30, 2010, the Company had $3.3 million in cash, $181,000 in available-for-sale securities and $1.9 million in restricted cash, as compared to December 31, 2009, when the Company had $1.9 million in cash and $2.0 million in restricted cash.

Short- and long-term borrowings were $5.4 million at the end of the first nine months of 2010 compared to $8.2 million at the end of 2009. The Company also had $3.9 million available in unused bank lines of credit at the Company’s primary bank in the U.S. at quarter end.

The Company had trade receivables of $12.8 million as of September 30, 2010, compared to $14.0 million as of December 31, 2009. The Company had a current ratio (current assets/current liabilities) of 1.8 as of September 30, 2010, compared to 1.7 as of December 31, 2009.

Conference Call

The Company will host a conference call Wednesday, November 10, 2010 at 9:00 am EST. Those wishing to access the conference call should dial 1-877-407-0778 (U.S.) or 1-201-689-8565 (international) a few minutes before the 10:00 a.m. EST start time. A replay of the conference call will be available starting Wednesday, November 10, 2010 at 11:30 am EST until Wednesday, November 17, 2010 at 11:59 p.m. The replay telephone number is 1-877-660-6853 (U.S) and 1-201-612-7415 (international). The replay ID pass code for both the call and the replay is 360603 and the account number is 286.

About Arotech Corporation

Arotech Corporation is a leading provider of quality defense and security products for the military, law enforcement and homeland security markets. Arotech provides multimedia interactive simulators/trainers, lightweight armoring and advanced zinc-air and lithium batteries and chargers. Arotech operates through three major business divisions: Training and Simulation, Armor, and Battery and Power Systems.

Arotech is incorporated in Delaware, with corporate offices in Ann Arbor, Michigan and research, development and production subsidiaries in Alabama, Michigan and Israel.

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CONTACT:

Victor Allgeier, TTC Group, (646) 290-6400, vic@ttcominc.com

Except for the historical information herein, the matters discussed in this news release include forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management’s current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, readers are cautioned not to place undue reliance on these forward-looking statements, as they are subject to various risks and uncertainties that may cause actual results to vary materially. These risks and uncertainties include, but are not limited to, risks relating to: product and technology development; the uncertainty of the market for Arotech’s products; changing economic conditions; delay, cancellation or non-renewal, in whole or in part, of contracts or of purchase orders; dilution resulting from issuances of Arotech’s common stock upon conversion or payment of its outstanding convertible debt, which would be increasingly dilutive if and to the extent that the market price of Arotech’s stock decreases; and other risk factors detailed in Arotech’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and other filings with the Securities and Exchange Commission. Arotech assumes no obligation to update the information in this release. Reference to the Company’s website above does not constitute incorporation of any of the information thereon into this press release.

TABLES TO FOLLOW

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AROTECH CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Nine months ended September 30,		Three months ended September 30,
	2010	2009	2010	2009
Revenues	$56,412,256	$53,674,998	$16,358,002	$17,547,586

Cost of revenues, exclusive of amortization of intangibles	40,867,601	39,294,226	12,257,143	12,698,782
Research and development	2,250,407	1,313,363	671,910	577,788
Selling and marketing expenses	4,122,249	3,535,273	1,524,955	1,217,818
General and administrative expenses	8,397,367	8,680,228	2,525,448	3,131,701
Amortization of intangible assets	1,281,233	1,104,957	442,327	358,331
Total operating costs and expenses	56,918,857	53,928,047	17,421,783	17,984,420

Operating loss	(506,601)	(253,049)	(1,063,781)	(436,834)

Other income (expense)	104,886	(429,418)	43,668	(481,068)
Allowance for settlements	500,000	–	–	–
Financial income (expense), net	(104,963)	(1,159,372)	102,747	(59,880)
Total other income (expenses)	499,923	(1,588,790)	146,415	(540,948)
Loss before income tax expenses	(6,678)	(1,841,839)	(917,366)	(977,782)

Income tax expenses	(649,138)	(722,480)	(189,998)	(253,836)
Net loss	$(655,816)	$(2,564,319)	$(1,107,364)	$(1,231,618)

Basic and diluted net loss per share	$(0.05)	$(0.18)	$(0.08)	$(0.09)
Weighted average number of shares used in computing basic and diluted net loss per share	13,216,861	13,943,991	13,336,353	14,240,523

Reconciliation of Non-GAAP Financial Measure

To supplement Arotech’s consolidated financial statements presented in accordance with GAAP, Arotech uses a non-GAAP measure, Earnings (Loss) Before Interest, Taxes, Depreciation and Amortization (EBITDA). This non-GAAP measure is provided to enhance overall understanding of Arotech’s current financial performance and its progress towards GAAP profitability. Reconciliation of EBITDA to the nearest GAAP measure follows:

EBITDA
	Nine months ended September 30,		Three months ended September 30,
	2010	2009	2010	2009
Net loss (GAAP measure)	$(655,816)	$(2,564,319)	$(1,107,364)	$(1,231,618)
Add back:
Financial (income) expense – including interest	104,963	1,159,372	(102,747)	59,880
Income tax expenses	649,138	722,480	189,998	253,836
Depreciation and amortization expense	2,203,979	2,063,581	1,077,469	693,121
Other non-cash expenses (income)*	(200,693)	1,000,920	(276,314)	828,288
Total adjusted EBITDA	$2,101,571	$2,382,034	$(218,958)	$603,507
*     Includes stock compensation expense, adjustments to allowances and other non-cash expenses.

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